As filed with the U.S. Securities and Exchange Commission on March 29, 2000





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                             NetHoldings.Com, Inc..
             (Exact name of Registrant as specified in its charter)


              Nevada                                   88-0199674
   (State or other jurisdiction              (IRS Employer Identification No.)
  of incorporation or organization)


            2929 South Maryland Parkway, Las Vegas, Nevada 89109-2217 (Address of Principal Executive Offices, including ZIP Code)


                    The NetHoldings.Com, Inc. 2000 Stock Plan
-------------------------------------------------------------------------------
                            (Full title of the plan)


    Steven B. Mortensen, 2929 South Maryland Parkway, Las Vegas, Nevada 89109
                     (Name and address of agent for service)

                                 (702) 699-5400
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE



                                              Proposed            Proposed
                                               Maximum             Maximum          Amount of
Title of Securities    Amount of Shares       Offering            Aggregate        Registration
 to be Registered      to be Registered    Price Per Share(1)  Offering Price(1)       Fee
 $.001 par value
   Common Stock               2,500,000          1.75          $    4,375,000      $    1,216.25

        TOTALS                2,500,000           N/A          $    4,375,000      $    1,216.25





(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act and is calculated on the basis of the par value of the common stock quotation as reported on the NASDAQ Bulletin Board.

                                   PROSPECTUS

                              NETHOLDINGS.COM, INC.
                           2929 South Maryland Parkway
                            Las Vegas, NV 89109-2217
                                 (702) 699-5400

                        2,500,000 SHARES OF COMMON STOCK


     This Prospectus relates to the offer and sale by NetHoldings.Com Inc., a Nevada corporation ("NetHoldings"), of 2,500,000 shares of its $.001 par value per share common stock (the "common stock") to certain employees and consultants (collectively, the "employees") pursuant to The NetHoldings.Com, Inc. 2000 Stock Plan (the "Plan"). NetHoldings is registering hereunder and then issuing to the employees, upon receipt of adequate consideration therefor, 2,500,000 shares of common stock for services performed.


     The common stock is not subject to any restriction on transferability. Recipients of shares of common stock issued pursuant to the Plan other than persons who are "affiliates" of NetHoldings, within the meaning of the Securities Act of 1933 (the "Act"), may sell all or part of the shares of common stock issued pursuant to the Plan in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. Of the shares of common stock registered hereunder, all of the 2,500,000 shares may be issued to present affiliates of NetHoldings. An "affiliate" is, summarily, any director, executive officer or controlling shareholder of NetHoldings or any one of its subsidiaries. An affiliate of NetHoldings is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If an employee who is not now an affiliate becomes an affiliate of NetHoldings in the future, s/he would then be subject to Section 16(b) of the Exchange Act.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
      UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.










                  The date of this Prospectus is March 29, 2000

     This Prospectus is part of a Registration Statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings by NetHoldings with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to NetHoldings.Com, Inc., 2929 Maryland Parkway, Las Vegas, Nevada 89109-2217, (702) 699-5400.

     NetHoldings is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by NetHoldings under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained at the prescribed rates. NetHoldings' stock has been traded on the over-the-counter market since September 16, 1997 and is currently reported by the National Quotation Bureau Electronic Bulletin Board.

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by NetHoldings. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

     Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of NetHoldings since the date hereof.

TABLE OF CONTENTS

Information Required in the Section 10(a) Prospectus.......................... 6

Item 1.  Plan Information..................................................... 6

Item 2.  Registrant Information and Employee Plan Annual Information.......... 9

Information Required in the Registration Statement............................10

Item 3.  Incorporation of Documents by Reference..............................10

Item 4.  Description of Securities............................................10

Item 5.  Interests of Named Experts and Counsel...............................10

Item 6.  Indemnification of Directors and Officers............................10

Item 7.  Exemption from Registration Claimed..................................10

Item 8.  Exhibits.............................................................11

Item 9.  Undertakings.........................................................11

Signatures . . . . . . . . ...................................................13

Exhibit Index . . . . ........................................................14

                                     PART I

                    INFORMATION REQUIRED IN THE SECTION 10(a)

                                   PROSPECTUS



ITEM 1.   PLAN INFORMATION

The Company

     NetHoldings.Com, Inc. ("NetHoldings") has its principal executive offices at 2929 Maryland Parkway, Las Vegas, Nevada 89109-2217, where its telephone number is (702) 699-5400.

Purpose

     Pursuant to The NetHoldings.Com, Inc. 2000 Stock Plan (the "Plan"), NetHoldings will issue common stock to certain employees and consultants (collectively "employees") pursuant to agreements entered into between employees and NetHoldings which have been approved by the Board of Directors of NetHoldings (the "Board"). The Plan will grant such employees shares of common stock or the right to acquire shares of common stock pursuant to the Plan. The Plan is intended to provide a method whereby NetHoldings can induce greater interest of the employees in NetHoldings' future prosperity, thereby advancing the interests of NetHoldings and all of its shareholders. A copy of the Plan has been filed as an exhibit to this Registration Statement.

General Plan Information

     Pursuant to the Plan, the Board can authorize the issuance of up to an aggregate of 2,500,000 shares of common stock of NetHoldings over a maximum of a one year period, although the Board may shorten this period.

     The Board adopted the Plan on March 20, 2000. The Plan is intended to aid NetHoldings in maintaining and continuing the development of a quality management team, in attracting qualified employees who can contribute to the future success of NetHoldings, and in providing such individuals with an incentive to use their best efforts to promote the growth and profitability of NetHoldings.

     The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), nor qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Administration of the Plan is the exclusive province of the Board. Board members are elected at each annual meeting of shareholders. Each Board member serves a term of one year. If an annual meeting is not held the member shall serve until the next submission of matters to a vote of Company's shareholders.

     As ultimate administrators of the Plan, the Board should be contacted with requests for additional Plan information. Alternatively, the Board may appoint a committee to administer the Plan. As no committee has been authorized by the Board, the current Board members are the Plan administrators. This group includes Steven Mortensen, Jon L. Lawver and Leonard Roman. The address of the Board is The Board of Directors, NetHoldings.Com Inc., 2929 South Maryland Parkway, Las Vegas NV 89109- 2217. Its telephone number is (702) 699-5400.

     In the event a vacancy in the Board arises, the vote of a majority of remaining directors may select a successor, or, if the vacancy is not filled by the remaining Board, the vote of shareholders may also elect a successor to fill such vacancy. Board members may be removed from office by the vote of shareholders representing not less than two-thirds of the shares entitled to vote on such removal. Plan administrators who are not Board members can be removed or appointed at any time for any reason by the majority vote of Board members.

     The Plan administrators shall interpret the Plan, which interpretation is binding on the participants absent demonstrable error, to determine which employees or others shall receive shares, decide the number of shares and establish other terms of the options not already established in NetHoldings' Plan. Information concerning changes in the Plan administrators will be provided in the future either in NetHoldings' proxy statements, annual or other reports, or in amendments to this document.

Securities to be Offered

     The Plan provides for the issuance of a maximum of 2,500,000 shares of common stock to be issued in exchange for services.

Those Who May Participate in the Plan

     The Board or the Plan's administrators shall determine which of NetHoldings's employees are eligible to receive shares as compensation under the Plan. The term "employee" includes any employee, director, officer, or consultant or advisor of NetHoldings or any of its subsidiaries. "Services" shall include any and all bonafide professional or individual advice or effort rendered for the benefit of NetHoldings, provided that such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

Purchase of Securities Pursuant to the Plan and Payment for Securities Offered

     The Plan is not subject to ERISA and the securities are being issued by NetHoldings and not purchased on the open market or otherwise. Shares issued under the Plan shall be issuable as determined by the Plan administrators. Shares granted under the Plan shall equal the fair market value of services rendered, or to be rendered to, or on behalf of, NetHoldings.

     The shares of common stock subject to the Plan are subject to proportionate adjustment in the event of a stock dividend on the common stock or a change in the number of issued and outstanding shares of common stock as a result of a stock split, consolidation, or other recapitalization. Options, if any, and all other interests under the Plan shall be non-transferable, except by means of a will or the laws of descent and distribution.

Amendments and Termination

     The Plan may be abandoned or terminated at any time by the Plan administrators except with respect to any shares then issued and outstanding under the Plan. The Plan shall otherwise terminate on the earlier of the date that is three years from the date first appearing in the Plan or the date on which the two million five thousandth share is either issued under the Plan or on which the two million five thousandth share is deregistered on a post-effective amendment on Form S-8 filed with the Securities and Exchange Commission (the "SEC"). No shares may be issued under the terms of the Plan after the Plan has been terminated. The Board may alter or amend the Plan only once during any six (6) month period, except as to comply with changes to the Code. No termination, suspension, alteration or amendment may adversely affect the rights of an employee entitled to receive shares under the Plan without the consent of that employee.

Registrant Information and Employee Plan Annual Information

     NetHoldings will provide to any employee upon request a copy, without charge, of NetHoldings's periodic reports filed with the SEC, including its latest annual report on Form 10-KSB and its quarterly reports on Form 10-QSB. NetHoldings will also provide any employee upon written or oral request a copy, without charge, of the documents incorporated by reference in Item 3 of Part II of the Form S-8 registration statement. Requests for such information should be directed to NetHoldings at 2929 South Maryland Parkway, Las Vegas NV 89109-2217.

Common Stock

     The Board has authorized the issuance of up to 2,500,000 shares of the common stock to the employees upon effectiveness of this Registration Statement.

Employees

     Employees engaged, retained and employed by NetHoldings have or shall be required to provide their expertise and advice to NetHoldings for the purposes set forth in written agreements with NetHoldings.

No Restrictions on Transfer

     The employees will become the record and beneficial owners of the shares of common stock upon issuance and delivery pursuant to the Plan, and they shall be entitled to all of the rights of ownership, including the right to vote any shares of common stock awarded and to receive ordinary cash dividends on the common stock and the right to transfer or resell the common stock.

Tax Treatment to the Employees

     The common stock is not qualified under Section 401(a) of the Internal Revenue Code. The employees, therefore, will be required for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or
(b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the contrary, the employees will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. The employees are urged to consult each of their tax advisors on this matter. Further, if any recipient is an affiliate, Section 16(b) of the Exchange Act is applicable and may affect the issue of taxation.

Tax Treatment to NetHoldings

     The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by NetHoldings for federal income tax purposes in the taxable year of NetHoldings during which the recipient recognizes income.

Restrictions on Resales

     In the event that an affiliate of NetHoldings acquires shares of common stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of common stock in the six months preceding or following the receipt of shares hereunder, any so called "profit," as computed under section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to NetHoldings. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. NetHoldings has agreed that for the purpose of any "profit" computation under 16(b) the price paid for NetHoldings's common stock issued hereunder to affiliates is equal to the value of services rendered, as determined by the price such affiliates receive in any subsequent sale of the shares. Shares of NetHoldings's common stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

Item  2.   Registrant Information And Employee Plan Annual Information

     A copy of any document or part thereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: NetHoldings.Com, Inc., 2929 South Maryland Parkway, Las Vegas NV 89109-2217; (702) 699-5400.

                                     PART II

                             INFORMATION REQUIRED IN
                            THE REGISTRATION STATEMENT

Item  3.   Incorporation of Documents by Reference

     NetHoldings hereby states that (i) all documents set forth in (a) through
(c), below, are incorporated by reference in this registration statement, and
(ii) all documents subsequently filed by registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     (a)   NetHoldings's latest annual report, whether filed pursuant to
           Section 13(a) or 15(d) of the Exchange Act;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and

     (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

Item 4.    Description of Securities

           NetHoldings' common stock is registered under section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel

     Richard O. Weed, Esq. has rendered an opinion on the validity of the securities being registered. Mr. Weed is not an affiliate of NetHoldings and has not, nor does he presently, own any shares of NetHoldings' common stock.

     The financial statements of NetHoldings incorporated by reference in this prospectus for the year ended December 31, 1998 have been audited by Brown Armstrong Randall Reyes Paulden & McCown Accountancy Corporation, independent certified public accountants, as set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firms as experts in auditing and accounting.

Item 6.   Indemnification of Directors and Officers

     Nevada Revised Statute Section 78.7502 provides for the elimination or limitation of liability for directors and officers who acted in good faith and in a manner not reasonably believed to be opposed to the best interests of the company. Moreover, Article Six of NetHoldings' Articles of Incorporation provides that "an officer or director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages due to breach of fiduciary duty as such officer or director" except as provided by Section 78.037. Section 78.037 provides that indemnification is not authorized for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payments of distributions in violation of Nevada Revised Statute Section 78.300.

     The effect of these provisions will be to eliminate the rights of NetHoldings and its stockholders, through shareholders' derivative suits of behalf of NetHoldings, to recover monetary damages against a director for breach of fiduciary duty as a director, except in situations described in clauses (a) -
(b) of the preceding paragraph.


Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

          (a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:

          Exhibit No.    Title

             5. Opinion of Richard O. Weed, Esq. regarding the legality of the securities registered

            10.          The NetHoldings.Com, Inc. 2000  Stock Plan.

            23.1 Consent of Richard O. Weed, special counsel to registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.

            23.2 Consent of Brown Armstrong Randall Reyes Paulden & McCown Accountancy Corporation.

            99.1         Nevada Revised Statutes Sections 78.037 and 78.7502

Item 9.   Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel, and the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     NetHoldings hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

           (i) include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

           (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

           (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs are incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14e-3 under the Exchange Act; and, where interim financial information require to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Las Vegas, State of Nevada on the 29th day of March, 2000.


                                     NetHoldings.Com, Inc.
                                     (Registrant)



                                     By:/s/    Steven B. Mortensen
                                               Steven B. Mortensen
                                               President


     Pursuant to the requirements of the Securities Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:


           Signatures                 Title                       Date

/s/    Steven B. Mortensen           Director                March  29, 2000
       Steven B. Mortensen

/s/    Leonard J. Roman              Director                March  29, 2000
       Leonard J. Roman

/s/    Jon L. Lawver                 Director                March  29, 2000
       Jon L. Lawver

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX



     The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:


   Exhibit
  Number in
Registration                                                            Numbered
  Statement                  Description                                  Page

      5.        Opinion of Counsel                                         15
     10.        NetHoldings.Com, Inc. 2000 Stock Plan.                     18
     23.1       Consent of Richard O. Weed to Use of Opinion               21
     23.2       Consent of Independent Auditors                            22
     99.1       Nevada Revised Statutes Sections 78.037 and 78.7502        23

EXHIBIT 5.

                               OPINION OF COUNSEL



                                 WEED & CO. L.P.

      4695 MacARTHUR COURT, SUITE 530, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

WRITER'S DIRECT NUMBER
(949) 475-7730



                                 March 29, 2000


Board of Directors
NetHoldings.Com Inc.
2929 South Maryland Parkway
Las Vegas NV 89109-2217

         Re:  Form S-8 Registration Statement Opinion of Counsel

Gentlemen:

     I have acted as a special counsel for NetHoldings.Com Inc. a Nevada corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") of a registration statement on Form S-8 (the "Registration Statement"), relating to the offer and sale of Two Million Five Hundred Thousand (2,500,000) shares of Common Stock, $.001 par value (the "Common Stock") to Employees and Consultants of the Company, in consideration for services performed and to be performed on behalf of the Company under the terms and conditions of certain agreements (the "Agreements").

     As special counsel for the Company, I have examined the Company's articles of incorporation, bylaws, minute book, and certain other corporate records. For the purpose of the opinions expressed below, I have also examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the Common Stock in this offering.

     In arriving at the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of corporate records (including the Registration Statement with its exhibits) provided by the officers of the Company. I have made such investigations of law as I have considered necessary or appropriate as a basis for my opinions.

NetHoldings.Com Inc.
March 29, 2000
Page 2

     My opinions are qualified in all respects by the scope of the document examination and I make no representation as to the sufficiency of my investigation for your purpose. I have not made any document examination or rendered any other advice other than as described herein and I at all times have assumed and relied upon the truth and completeness of the information, statements and representations which have been given by the Company to me. I do not express any opinion with respect to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated by reference in the Registration Statement.

     In rendering this opinion, I have assumed, without independently verifying such assumptions, and this opinion is based and conditioned upon the following:
(i) the genuineness of the signatures on and the enforceability of all instruments, documents and agreements examined by me and the authenticity of all documents furnished for my examination as originals and the conformity to the original documents of all documents furnished to me as copies; (ii) where an executed document has been presented to me for my review, that such document has been duly executed on or as of the date stated and that execution and delivery was duly authorized on the part of the parties thereto; (iii) each of the foregoing certificates, instruments and documents being duly authorized, executed and delivered by or on behalf of all the respective parties thereto, and such instruments and documents being legal, valid binding obligations of such parties; (iv) the truth and accuracy of representations and statements made in the documents received from the State of Nevada; and (v) NetHoldings.Com Inc. will be operated in accordance with the terms of its charter documents and the laws of the State of Nevada and the terms of the instruments or documents referred to above.

     Based upon the foregoing, I am of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, the jurisdiction of its incorporation.

     2. The terms and provisions of the Common Stock conform to the description thereof contained in the Registration Statement, and the form of the stock certificates used to evidence the Common Stock are in good and proper form and no stockholder is entitled to preemptive rights to subscribe for or purchase any of the Common Stock.

     3. Based upon the foregoing, I am of the opinion that the issuance and the sale of the shares of Common Stock in this offering has been duly and validly authorized, and subject to compliance with the provisions of the written agreements, the Common Stock issuable under the Agreements will be duly authorized and validly issued as fully paid and non-assessable shares of Common Stock.

     I am admitted to practice in the State of California and the State of Texas. I am not admitted to practice in Nevada, the state of incorporation of the Company, or in any other jurisdictions other than California and Texas, in which the Company may own property or transact business. My opinions herein are with respect to federal law only and, to the extent my opinions are derived from the laws of other jurisdictions, are based upon an examination of all relevant authorities and the documents referenced herein and are believed to be correct. However, except for pending litigation or claims matters, I have not directly obtained legal opinions as to such matters from attorneys licensed in such other jurisdictions. No opinion is expressed upon any conflict of law issues. My opinions are qualified to the extent that enforcement of rights and remedies are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, and other laws of general application or equitable principles affecting the rights and remedies of creditors and security holders and to the extent that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

NetHoldings.Com Inc.
March 29, 2000
Page 3



     This opinion is limited to matters existing as of this date, and no responsibility is assumed to advise you of changes (factual or legal) which may hereafter occur, whether deemed material or not.

     This opinion is furnished by me to you as special counsel for the Company and it is solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to in whole or in part for any purpose, other than as set forth in my written consent.

                                        Very truly yours,

                                        /s/    Richard O. Weed
                                               Richard O. Weed

EXHIBIT 10.

                    THE NETHOLDINGS.COM INC. 2000 STOCK PLAN



1.   Purpose of the Plan

     The purpose of the NetHoldings.Com, Inc. 2000 Stock Plan ("Plan") is to provide a means by which NetHoldings.Com, Inc., a Nevada corporation ("Company"), may compensate key employees, advisors, and consultants by issuing to them shares of its capital stock in exchange for services, and to thereby conserve the Company's cash resources. In addition, equity ownership will provide increased incentive for such individuals to render services to the Company in the future and to exert maximum effort for the success of the Company's business.

1.   Definitions

     The following definitions apply the provisions of this Plan:

     A.    "Board" means the Company's Board of Directors

     B.    "Common Stock" means the Company's $.001 par value common stock

     C. "Committee" means the Committee appointed by the Board in accordance with paragraph A of Section 3 of this Plan. If no Committee is appointed, "Committee" refers to the Board.

     D. "Employee" means any person, including officers, directors, employees, advisors, and consultants employed by the Company or any Subsidiary on either a full-time or part-time basis.

     E.    "Plan" means this 2000 Stock Plan.

     F.    "Share" means a share of Common Stock.

2.   Administration of the Plan

     A. Procedure. The board shall administer the Plan. The Board may appoint a Committee of not less than three (3) Board members to administer the Plan, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until the Board otherwise directs. From time to time, the Board may increase the Committee size and appoint additional members, fill vacancies, however caused, and remove all members and thereafter directly administer the Plan. Members of the Committee who are either eligible for Shares under this Plan or have been granted Shares under this Plan may vote on any matters affecting the Plan administration or granting any Shares under the Plan; provided that no such member shall act upon the granting of Shares to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting during which such action is taken.

     B.    Powers of the Committee.  The Committee shall have the authority to
           (i) based on relevant information, to determine the fair market value of the Common Stock; (ii) to determine the value of the services rendered or to be rendered to the Corporation, (iii) the Employees or Consultants to whom and the time or times when Common Stock shall be granted and the number of Shares to be issued; (iv) to interpret the Plan; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to authorize any person to execute on the Company's behalf any instrument required to effectuate a grant of Common Stock; and (vii) to make all other determinations deemed necessary or advisable for administering the Plan.

     C. Effect of Committee's Decision. All decisions, determinations, and interpretations of the Committee shall be final and binding on any and all holders of Common Stock granted under the Plan.

3.   Shares Reserved.

     A total of Two Million Five Hundred Thousand (2,500,000) shares of Common Stock shall be subject to the Plan and shall be and are hereby reserved for issuance under the Plan. Such Shares shall be unissued or previously issued shares reacquired and held by the Company. Any such shares which remain unsold when the Plan terminates shall cease to be reserved for the Plan but, until termination, the Company shall at all times reserve a sufficient number of shares to meet the Plan's requirements.

4.   Eligibility

     Common Stock may be issued under this Plan only to Employees or Consultants for services rendered to the Company or on the Company's behalf as determined by the Board or the Committee. Common stock may not be issued under this Plan for services in connection with a capital raising transaction for the Company. An Employee or Consultant who has been issued Common Stock under the Plan, if he or she is otherwise eligible, may be granted additional Common Stock.

5.   Continuation of Employment

     Neither the Plan or the issuance of any Common Stock under the Plan shall confer upon any Employee any right with respect to continuing employment with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or other position at anytime.

6.   Fair Market Value Limitation

     The Company's Board of Directors or Committee shall grant the right to receive Common Stock to Employees or Consultants for services rendered to, or to be rendered to, or on behalf of, the Company such that the fair market value of the Shares approximates the fair market value of the services. Determination of fair market value shall be within the business discretion of the Board of Directors and/or Committee.

7.   Investment Representation

     Each Employee or Consultant granted Shares under this Plan shall represent in writing that she/he is acquiring the shares for investment and not for resale or to distribute the Shares to the public. Upon demand, delivery of such a representation prior to the delivery of any shares issued shall be a condition precedent to the right of the Employee or Consultant to receive Shares under the Plan.

8.   Amendments or Termination

     The Board of Directors may amend, alter or discontinue the Plan.

9.   Compliance with Other Laws and Regulations

     The Plan, the grant, and issuance of Shares under the Plan shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by the governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. Further, it is the intention of the Company that the Plan comply in all respects with the provisions of Rule 16b-3 of the Securities and Exchange Act of 1934, as amended. If any Plan provision is found not to be in compliance with Rule 16b-3, the provision shall be deemed null and void.

10.  Effectiveness and Expiration of the Plan

     The Plan shall be effective on March 20, 2000, and continue to March 20, 2003, three years after the effective date of the Plan, and thereafter no Shares shall be granted under the Plan.



APPROVED THIS EFFECTIVE DAY THE 20TH  DAY OF MARCH BY THE BOARD OF DIRECTORS


                                  /s/   Steven Mortensen
                                        Steven Mortensen, Director


                                  /s/   Jon L. Lawver
                                        Jon L. Lawver, Director


                                  /s/   Leonard Roman
                                        Leonard Roman, Director

EXHIBIT 23.1

                  CONSENT OF RICHARD O. WEED TO USE OF OPINION



WEED & CO. L.P.

4695 MacARTHUR COURT, SUITE 530, NEWPORT BEACH, CALIFORNIA 92660-2164 TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

WRITER'S DIRECT NUMBER
(949) 475-7730



                                 March 29, 2000


Board of Directors
NetHoldings.Com, Inc.
2929 South Maryland Parkway
Las Vegas NV 89109-2217

         Re:  Form S-8

Gentlemen:

     I hereby consent to the filing of my opinion dated even date herewith as an Exhibit to the Form S-8 Registration Statement to be filed by NetHoldings.Com, Inc.

     I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.



                                        Very truly yours,



                                        /s/      Richard O. Weed
                                                 Richard O. Weed

EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of The NetHoldings.Com, Inc. on Form S-8 of our report, appearing in the Annual Report on Form 10-KSB of NetHoldings.Com Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.


                                  /s/  Brown Armstrong and Randall
                                       Brown Armstrong and Randall

EXHIBIT 99.1

               NEVADA REVISED STATUTES SECTIONS 78.037 and 78.7502

NRS 78.037 Articles of incorporation: Optional provisions. The articles of incorporation may also contain:

1. A provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for:

(a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b) The payment of distributions in violation of NRS 78.300.

2. Any provision, not contrary to the laws of this state, for the management of the business and for the conduct of the affairs of the corporation, and any provision creating, defining, limiting or regulating the powers of the corporation or the rights, powers or duties of the directors, and the stockholders, or any class of the stockholders, or the holders of bonds or other obligations of the corporation, or governing the distribution or division of the profits of the corporation.

Section 78.7502. Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.